NEWS RELEASE

Contact:
Jeffrey Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

EcoStim Energy Solutions Reports First Quarter 2018 Results

HOUSTON, TEXAS – Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced its financial and operating results for the quarter ended March 31, 2018.

2018 HIGHLIGHTS

●	Revenues for Q1 2018 grew 594% over Q1 2017 to $17.8 million from $2.6 million; revenues declined by $2.0 million, or 11%, from Q4 2017

●	US Fleet #2 completed 238 stages in Q1 2018; set new Company record in April with 99 stages completed

●	US Fleet #1 resumed operations in March in the spot market

●	Gross margin losses in Argentina improved to $0.3 million in Q1 2018 from $1.4 million in Q4 2017

●	Have negotiated to terminate uneconomic Argentina contract following transition period

●	Equipment added to US operations in May 2018; providing redundancy and expanding scope of operations

●	Raised $10 million of capital in April 2018 from preferred stock issuance

J. Chris Boswell, President and Chief Executive Officer stated, “As we communicated in our last earnings call, our frac fleets were in the middle of transitioning from lower priced contracts to new work at improved rates. The first quarter results reflect the inactivity associated with that transition and we are happy to report significant improvements thus far in the second quarter.

In the US market, US fleet #2 completed 238 stages during 1Q 2018 as it suffered primarily from weather related downtime. The second quarter has seen meaningful improvement, as our US fleet #2 completed a Company record 99 stages in April. Our US fleet #1 remained idle during most of Q1 2018 while awaiting sand delivery and other equipment. That fleet is now back to work and we believe that the schedule over the coming months is looking positive. Gross margin losses for the first quarter in our US business of $4.0 million was driven by the low utilization experienced by Fleet #1.

Gross margin losses in our Argentina business of $0.3 million improved by $1.1 million as compared to Q4 2017. The main driver for that improvement was the removal of non-core third party services that we had previously provided to our customer at a substantial loss under our contract which started in early 2017.

In regards to the contract negotiation, we have held lengthy discussions with our Argentina customer to cancel or modify the contract as it was unfavorable and uneconomic. We have now been notified by our customer that its Board of Directors has approved the termination of the contract following a transition period. We now expect to be released from any further obligations under that contract within 90 days and to continue working for 60-90 days under different commercial terms which are currently under negotiation. Our customer has also expressed interest in continuing to work with us after the transition period under a more flexible agreement. This should enable us to work with additional customers and otherwise explore all alternatives for the profitable growth of our Argentina assets.

Once again, I would like to thank our entire team for their hard work and dedication. With all assets now expected to be working under improved pricing conditions, we feel Q2 2018 is an inflection point for the Company.”

Quarter Financial Results

Revenues

U.S. revenue for Q1 2018 was $12.7 million, compared to $0 for Q1 2017. The Company started its US operations during Q2 2017 and as such generated no revenue in Q1 2017.

Argentina revenue for Q1 2018 increased $2.5 million to $5.1 million, compared to $2.6 million for Q1 2017.

Cost of Sales

U.S. cost of services was $16.6 million for Q1 2018, compared to $0.5 for Q1 2017 and $15.1 million in 4Q 2017. The increase in costs compared to 4Q 2017 was a result of additional product costs due to significantly different completion designs. Now that the Company has a more established operating history it is actively working on a number of initiatives to reduce costs.

Argentina cost of services increased $2.0 million to $5.4 million for Q1 2018, compared to $3.4 million for Q1 2017. This increase was attributable to higher activity levels, offset by a reduction in costs incurred attributable to non-core third party services which our customer sourced directly from those providers beginning on February 1, 2018.

SG&A Expense

Selling, general, and administrative (“SG&A”) expense increased $1.1 million to $2.6 million for Q1 2018, compared to $1.5 million for Q1 2017. This increase was a result of our expansion into the US market which did not occur until Q2 2017. These increases included non-cash stock compensation, increased headcount and salary increases, director compensation increases and certain increased legal and other professional expense.

Cash and Total Liquidity

On March 31, 2018, EcoStim had cash and cash equivalents of approximately $2.6 million, compared to $8.8 million at December 31, 2017 and $11.2 million on March 31, 2017. The Company raised $10 million in April 2018 to fund capital expenditures and working capital.

Capital Expenditures

Total cash capital expenditures made during Q1 2018 were approximately $1.5 million compared to $10.7 million in Q4 2017 and $3.7 million in Q1 2017, comprised mainly of additional pressure pumping equipment for the Company’s capacity expansion.

Forward Guidance

The Company has a limited operating history, with less than one full year working in the US and only three years of operations in Argentina in a difficult but improving market environment. While the market in both Argentina and the U.S. is now stronger, utilization of our frac fleets is difficult to accurately predict and therefore the Company does not plan to provide any earnings guidance for 2018 at this time. As the Company’s capacity additions made over the past year are deployed and the Company develops a longer operating history in the US, management may decide to provide guidance in the future. Factors that may influence our outlook and performance include the reliability and performance of our equipment, utilization of our assets in both the US and Argentina markets, the size of each job, pricing levels, and the service and product components of each job, as well as other factors discussed in our filings with the US Securities and Exchange Commission.

Conference Call

The Company will host a conference call on Tuesday, May 15th, 2018 at 8:30 AM EDT, 7:30 AM CDT. To participate in the call please dial 877-900-9524 from the United States and Canada, and 412-902-0029 internationally. Participants should dial in five to ten minutes before the scheduled time and must be on a touchtone telephone to ask questions. A replay of the call will be available through May 31, 2018, by dialing 877-660-6853 from the U.S and Canada, and 201-612-7415 internationally. The replay passcode is 13597819.

About the Company

EcoStim is an environmentally focused oilfield service and technology company providing well stimulation and completion services and field management technologies to oil and gas producers drilling in the U.S. and international unconventional shale markets. In addition to conventional pumping equipment, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions and surface footprint.

Forward-Looking Statements:

Certain statements and information in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” “offer to” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company is preparing for, plans, expects, believes or anticipates will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, the Company’s statements made relating to: (i) revenue, earnings, profitability, gross margin, and other financial results for future periods, (ii) future pricing and other conditions in the markets served by the Company, (iii) the future utilization and operating efficiency of the Company’s frac fleets, and (iv) the expected termination of the Company’s current contract in Argentina, the potential for the Company to enter into a new contract with its current Argentina customer, and the anticipated terms and timing thereof. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ materially from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors should carefully consider the risk factors included in our filings, and should keep in mind the cautionary statements in this press release and in our filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

Financial Statements

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017

Assets
Current assets:
Cash and cash equivalents	$2,598,810	$8,826,076
Accounts receivable	7,640,496	10,167,044
Inventory	3,435,004	3,699,245
Prepaids	6,615,501	4,363,064
Other assets	1,822,731	787,846
Total current assets	22,112,542	27,843,275

Property, plant and equipment, net	76,912,042	75,825,539
Total assets	$99,024,584	$103,668,814

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,651,857	$17,110,691
Accrued expenses	5,117,979	4,820,774
Short-term notes payable	6,146,160	6,130,567
Current portion of long-term notes payable	973,866	916,453
Current portion of capital lease payable	639,336	836,855
Total current liabilities	37,529,198	29,815,340

Non-current liabilities:
Long-term notes payable	1,023,276	1,172,712
Total non-current liabilities	1,023,276	1,172,712

Stockholders’ equity
Common stock	74,596	74,578
Additional paid-in capital	144,722,965	144,071,119
Treasury stock	(57,469)	(57,469)
Accumulated deficit	(84,267,982)	(71,407,466)
Total stockholders’ equity	60,472,110	72,680,762

Total liabilities and stockholders’ equity	$99,024,584	$103,668,814

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2018	2017
Revenues	$17,778,844	$2,562,657

Operating cost and expenses:
Cost of services	22,025,026	3,854,886
Selling, general, and administrative	2,612,883	1,529,558
Depreciation and amortization expense	5,127,863	1,341,792
Total operating costs and expenses	29,765,772	6,726,236

Operating loss	(11,986,928)	(4,163,579)

Other income (expense):
Interest expense	(420,690)	(1,590,458)
Other income (expenses)	(452,898)	91,752
Total other income (expense)	(873,588)	(1,498,706)

Provision for income taxes	-	633,260

Net loss	$(12,860,516)	$(5,029,025)

Basic and diluted loss per share	$(0.17)	$(0.34)

Weighted average number of common shares outstanding-basic and diluted	74,579,112	14,827,416

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Quarter Ended March 31,
	2018	2017

Operating Activities
Net loss	$(12,860,516)	$(5,029,025)
Depreciation and amortization	5,127,863	1,341,792
Amortization of debt discount and loan origination cost	17,542	319,541
Stock based compensation	651,864	128,172
Changes in operating assets and liabilities:
Accounts receivable	2,526,548	144,877
Inventory	264,241	(76,314)
Prepaids and other assets	(3,201,908)	(1,039,737)
Accounts payable and accrued expenses	3,204,394	(551,546)
Net cash used in operating activities	(4,269,972)	(4,762,240)
Investing Activities
Purchase of equipment	(1,535,887)	(3,652,475)
Net cash used in investing activities	(1,535,887)	(3,652,475)
Financing Activities
Proceeds from sale of common stock	-	982,385
Proceeds from notes payable	2,150,602	19,565,983
Notes payables financing cost	-	(485,000)
Payments on notes payable	(2,356,948)	(2,041,514)
Payments on capital lease	(215,061)	(187,116)
Net cash provided by (used in) financing activities	(421,407)	17,834,738

Net increase (decrease) in cash and cash equivalents	(6,227,266)	9,420,023
Cash and cash equivalents, beginning of period	8,826,076	1,731,364
Cash and cash equivalents, end of period	$2,598,810	$11,151,387

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$220,625	$175,282
Cash paid during the year for income taxes	$178,738	$52,950

Non-cash transactions
Property plant and equipment additions in accounts payable	$4,633,973	$174,277
Notes payable cost in accrued and accounts payable	$-	$106,065
Notes payable settled through recapitalization	$-	$22,000,000
Equipment purchased with notes payable	$44,503	$-

Non-GAAP Financial Information:

Adjusted EBITDA, a non-GAAP term, is used by management to evaluate, assess and benchmark our operational results. The Company’s management uses adjusted EBITDA as a supplement measure to review the Company’s overall performance. Adjusted GAAP should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income and operating income. The Company’s non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner.

Adjusted EBITDA is defined as net loss with adjustments for depreciation and amortization, interest expense, interest forgiven, income tax provision, foreign exchange, and other non-recurring expenses and non-cash stock-based compensation expense.

ECO-STIM ENERGY SOLUTIONS, INC.

RECONCILIATION NET LOSS TO ADJUSTED EBITDA

The following table presents a reconciliation of net loss to adjusted EBITDA, which is the most comparable non-GAAP performance measure, for each of the periods indicated:

	Three Months Ended March 31,
	2018	2017
Net loss	$(12,860,516)	$(5,029,025)

Depreciation and amortization	5,127,863	1,341,792
Interest income	(54,164)	(39,870)
Interest expense	420,690	1,590,458
Provision for income taxes	-	(633,260)
Foreign exchange	315,747	(60,322)
Other non-recurring expenses	191,315	8,440
Stock based compensation	651,864	128,172

Adjusted EBITDA	$(6,207,201)	$(2,693,615)

Reportable Segment Information:

	Three Months Ended March 31,
	2018	2017
Revenues (1):
Argentina	$5,095,618	$2,562,657
United States	12,683,226	‒
Total Revenue	$17,778,844	$2,562,657
Cost of services (1,2):
Argentina	5,386,845	3,371,992
United States	16,638,181	482,894
Total Cost of services	$22,025,026	$3,854,886

Gross margin (1,2):
Argentina	(291,227)	(809,335)
United States	(3,954,955)	(482,894)
Total Gross margin	$(4,246,182)	$(1,292,229)

(1)	U.S. activity began in February 2017 with start-up expenses being incurred. The Company began recognizing U.S. revenue in late May 2017. Intersegment transactions included in revenues were not significant for any of the periods presented.

(2)	Gross margin is defined as revenues less costs of services. Cost of services excludes selling, general and administrative expenses, research and development expenses and depreciation and amortization expense.